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EXHIBIT 10.19

$___________
DEERFIELD, ILLINOIS                                                    (Date)

                                  PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, (Name) ("Debtor"), promises to pay to the order of MMI COMPANIES, INC., a Delaware corporation ("MMI" or "Payee"), the principal sum of DOLLARS ($______) together with interest from the date hereof on the balance of principal remaining from time to time unpaid at the rate of ___% per annum computed upon the actual number of days elapsed, such principal to be payable in one lump sum on the fifth anniversary of the date hereof unless accelerated as hereinafter provided. Interest on the principal remaining from time to time unpaid shall be paid annually on each anniversary date of this Note and at maturity, whether by acceleration or otherwise. All payments of principal and interest shall be paid in lawful money of the United States of America and shall be made at the offices of MMI at 540 Lake Cook Road, Deerfield, Illinois 60015, or at such other place as the Payee or holder hereof may, from time to time, designate in writing. This Note shall bear interest after default at a rate of nine percent (9%) per annum, such default interest to be payable on demand.

This Note is subject to the following additional provisions:

1. USE OF PROCEEDS. The proceeds of the loan evidenced by this Note will be utilized by Debtor only to acquire stock of MMI on the open market. Maker shall provide MMI with all documentation reasonably requested by MMI to evidence the purchase of MMI stock.

2    ESCROW OF SHARE CERTIFICATES.   The certificates for MMI stock purchased
     from the proceeds of the loan evidenced by this Note will be deposited with MMI for safekeeping and Maker shall direct his broker to deliver such certificates promptly to MMI. MMI may request that a restrictive legend be placed on the back of such certificates. MMI will hold the certificates only in the capacity of custodian and will not rely upon the certificates as collateral for this Note.

3    ACCELERATION.   This Note must be paid in full upon the sale of any portion of the MMI stock acquired from the proceeds of this Note or upon Debtor's ceasing to be a director or officer of MMI. In the case of death, this Note shall be repaid within sixty (60) days and in all other cases shall be repaid within ten (10) days after sale or after Maker ceases being a director or officer.

4 VOLUNTARY PREPAYMENT. This Note may be prepaid in whole or in part at any time and from time to time, without penalty or premium. Any such prepayment will be applied first to interest and then to principal.

5. DEFAULT. Upon the occurrence of any one or more of the following events, the entire principal amount then remaining unpaid hereunder together with all accrued interest hereon shall at once, at the option of Payee, become due and payable without further notice to Debtor:

     (a) any default in the payment of principal or any installment of interest under this Note when due and payable, and the continuance thereof for a period of ten (10) days after written notice to Debtor of such default;

     (b) the insolvency of Debtor, the inability of Debtor to pay his debts as they mature, an assignment by Debtor for the benefit of creditors, or the filing of a petition in bankruptcy or

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          the commencement of any proceedings under any bankruptcy, insolvency or similar laws relating to the relief of debtors by or against Debtor and, if filed against Debtor, such petition or proceeding remains undismissed for a period of sixty (60) days; or

     (c) The failure of Maker to comply with the provisions set forth in paragraph 1 or paragraph 2 above after written notice by MMI and failure by Maker to cure within ten (10) days.

6. RENEWAL. This Note may be renewed for an additional five (5) year term at the 5-year U.S. Treasury Note interest rate in effect at the time of scheduled maturity provided that Debtor gives Payee at least ten (10) days advance written notice of his desire to renew.

7. COSTS OF COLLECTION. Debtor agrees to pay, upon Payee's demand therefor, any and all reasonable costs, fees and expenses (including reasonable attorney's fees, costs and expenses) incurred in successfully enforcing any of Payee's rights hereunder to the extent not paid the same shall become part of Debtor's obligations hereunder. Debtor's liability for all reasonable expenses and fees hereunder also extends to the collection of any judgment which results from Payee's enforcement of its rights and remedies hereunder.

8.   MISCELLANEOUS.   No modification, waiver, estoppel, amendment or discharge
     of this Note will be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, estoppel, amendment or discharge is sought.

     Any notices and demands required or permitted under this Note to be given to the undersigned shall be in writing and shall be delivered either in person, by facsimile or by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Debtor at the address or facsimile number set forth below his signature. Notices and demands given in the manner aforesaid will be deemed sufficiently given or served for all purposes under this Note at the time such notice or demand is faxed or mailed, as applicable.

     No delay or omission by the Payee or any transferee or legal holder in exercising any right or power hereunder will impair such right or power or be construed to be a waiver of any default of the Debtor hereunder.

     This Note is submitted by Debtor to Payee at Payee's principal place of business and is deemed to have been made thereat.

     This Note is governed by, and construed in accordance with, the laws of the State of Illinois, and is binding on Debtor, his heirs, personal representatives and assigns, and inures to the benefit of Payee and its successors and assigns.

     Debtor hereby waives presentment for payment, notice of dishonor, protest, notice of presentment and notice of protest.



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                              Signature

                              Address:



                              Facsimile No.:

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